UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  November 20, 2009

MWI VETERINARY SUPPLY, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-51468	02-0620757
(State or other jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

651 S. Stratford Drive, Suite 100, Meridian, ID  83642

(Address of principal executive offices)  (Zip Code)

(800) 824-3703

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02               Termination of a Material Definitive Agreement

On November 20, 2009, Pfizer, Inc. (“Pfizer”) delivered to MWI Veterinary Supply Co. (“MWI”), a wholly-owned subsidiary of MWI Veterinary Supply, Inc., a notice on behalf of Fort Dodge Animal Health that it was electing not to renew the term of the Ethical Distribution Agreement between Fort Dodge and MWI (the “Ethical Distribution Agreement”) which is set to expire on December 31, 2009.  On October 15, 2009, Pfizer completed its acquisition of Wyeth, which includes Fort Dodge as a subsidiary.

The Ethical Distribution Agreement with Fort Dodge provided that MWI acted as a distributor of Fort Dodge products in the United States on a non-exclusive basis.  MWI was required to actively promote and solicit sales of Fort Dodge products and to include Fort Dodge products in its regular sales promotions. In return, MWI was entitled to participate in Fort Dodge’s distributor incentive programs.  The Ethical Distribution Agreement with Fort Dodge had an original term that expired on December 31, 2004 but the agreement had been automatically renewed for additional periods of one year through December 31, 2009.

MWI is currently in negotiations with Pfizer to establish new contracts for calendar year 2010.  Pfizer has informed MWI that it will be rolling many of the Fort Dodge Animal Health contracts into a new Pfizer Animal Health distributor agreement for 2010.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

MWI VETERINARY SUPPLY, INC.

Date: November 24, 2009	By:	/s/ Mary Patricia B. Thompson
Mary Patricia B. Thompson
Senior Vice President and Chief Financial Officer